Exhibit 10.43
SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT made and entered into this 1st day of April, 2009, by and between BIOWA, INC., having a principal place of business at 212 Carnegie Center, Suite 101, Princeton, New Jersey 08540 (hereinafter referred to as “Company”) and DOR BioPHARMA, Inc., having a principal place of business at 850 Bear Tavern Road, Suite 201, Ewing, New Jersey 08628 (hereinafter referred to as “Sublessee”);

WHEREAS, Company desires to sublet the Premises, as hereinafter defined, and Sublessee agrees to accept a sublease thereof.

NOW THEREFORE, it is mutually agreed as follows:

1.	DEMISE OF PREMISES

1.1.                      In consideration of the rent and other sums to be paid by Sublessee, and of the other terms, covenants and conditions on Sublessee's part to be kept and performed, Company hereby subleases to Sublessee, and Sublessee hereby takes and hires from Company the Premises described 29 Emmons Drive, West Windsor Township, Mercer County, New Jersey, and further identified on the official tax map of West Windsor Township as Lot 5, Block 7.03, Suite C-10, said premises being approximately 5,250 rentable square feet (herein referred to as the “Premises”). Company is possessed of the Premises pursuant to a Lease from Clemons Properties Partners, L.P., as successor in interest to COMMERCE CENTER AT PRINCETON, LLC (hereinafter collectively referred to as the Prime Lessor) to Company, the current Lessee, dated August 15 2006 (hereinafter referred to as the Prime Lease), attached hereto and incorporated herein by reference as EXHIBIT A.

1.2           This Sublease is contingent upon the Company obtaining written approval of this Sublease from the Prime Lessor.  In the event the Company fails to obtain same prior to April 15, 2009, Sublessee may terminate this Sublease upon delivery of written notice to Company and upon such termination Company shall promptly refund the Rent (as defined herein) and Security Deposit (as defined herein) to Sublessee.

2.           TERM AND EXTENSIONS OF TERM

2.1.                      The primary term of this Sublease will commence on the later of April 1, 2009 or the day that Sublessee receives written approval of this Sublease Agreement from Prime Lessor (hereinafter referred to as the Commencement Date) to March 31, 2012 (hereinafter referred to as the Term).

2.2.                      Notwithstanding anything herein to the contrary, in no event shall the Term of this Sublease extend beyond the term of the Prime Lease.

3.           TITLE AND CONDITIONS PRECEDENT

3.1.                      The Premises are demised and sublet subject to (a) the existing state of title to the Premises as of the date hereof; (b) any state of facts which an accurate survey or physical inspection of the Premises might show; and (c) all zoning regulations, restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Premises. The buildings, structures and other improvements comprising a part of the Premises are subleased subject to their condition as of the date hereof, and, except as otherwise provided in this Sublease Agreement, Company does not make any representation or warranty, either express or implied, as to the condition of the Premises or as to the adequacy or suitability of the Premises for the purposes or needs of Sublessee.  The Company shall have fifteen (15) days from the date that Sublessee notifies Company that (a) all Conditions Precedent have been satisfied or waived pursuant to Section 3.3 herein, and (b) Sublessee requests vacant possession of the Premises, within which (i) the Company may remove any equipment on the Premises belonging to the Company and (ii) the Company shall deliver vacant possession of the Premises to Tenant.  Company hereby agrees to repair any damage to the Premises by so removing said equipment.  Any remaining equipment and/or furniture situated on the Premises belonging to Company shall be turned over to Sublessee upon delivery of vacant possession of Premises to Sublessee.  Notwithstanding the foregoing,  it is the understanding of both the Company and Sublessee that, at a minimum, the equipment and/or furniture as outlined in EXHIBIT B shall remain on the Premises for use by the Sublessee for the duration of the sublease Term, and shall be returned to Company at the end of the sublease Term in the same condition as at the beginning of the sublease Term, reasonable wear and tear excepted and damage caused by casualty (to the extent Company receives proceeds of insurance proceeds) or Company excepted.

3.2.                      Except as provided to the contrary in this Sublease Agreement, the Prime Lease and for Company’s obligation to provide for repairs and maintenance to HVAC, plumbing and electrical systems and equipment, and except for maintenance or repairs needed due to Sublessor’s actions, Sublessee agrees that Company shall have no further responsibility or obligation for expenses with respect to the care, maintenance or operation and conduct of business on the Premises regardless of the nature of the expense.

3.3.                      Sublessee proposes to use the premises for general office use.

3.4           Sublessee warrants and represents to Company that Sublessee has examined  the condition of the Premises prior to the execution and delivery of this Sublease and has found same to be satisfactory for all Sublessee's purposes and accepts same in "as is" condition, with the exception of damages caused by the moving of Company’s Property  from the premises, which shall be promptly repaired to its original form.

4.           USE OF PREMISES

4.1.                      The Premises shall be used and occupied by the Sublessee for the Permitted Use defined in the Prime Lease, general office purposes, as amended and for no other purpose.

5.           RENT

5.1.                      Sublessee agrees to pay and Company agrees to accept, in equal monthly installments, in advance, on the 1st day of each and every calendar month during said term, or at such other time and date as directed by the terms of the Prime Lease, base rent (“Rent”) as follows:

a.	From April 1, 2009 to October 31, 2009 (eighteen (18) months) at the rate of $17.00 s.f. the sum of $133,875.00 or $7,437.50 per month;

b.	From November 1, 2009 to March 31, 2012 (eighteen (18) months at the rate of $17.50 s.f. the sum of $137,812.50 or $7,656.25 per month;

c.	Total rent for term: $271,687.50;

5.2.                      All rental payments due from Sublessee under this Article 5 shall be prorated on the basis of the number of days or months of such calendar month or fiscal year, if less than the whole, during which Sublessee subleases the subject premises from and after the Commencement Date as defined below. The provisions of this Section 5.2. shall survive the expiration of this Sublease.

5.3.                      Rent shall be due and payable beginning April 1, 2009.

5.4.           Except as expressly provided in this Article 5 and for Utilities and cleaning of the Premises, as further described in Article 7 herein, Sublessee shall not be responsible for the payment of any other portion of “Rent”, “Additional Rent” or “Operating Expenses” which are the responsibility of the Company under and defined in the Prime Lease, such expenses and charges are the responsibility of and shall be timely paid by the Company to Prime Lessor.

6.           ACCEPTANCE OF PAYMENTS BY COMPANY

6.1           No payment by Sublessee, or acceptance by Company, of a lesser amount than shall be due from Sublessee to Company shall be treated otherwise than as a payment on account. The acceptance by Company of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check that such lesser amount shall constitute payment in full, shall be given no effect and Company may accept such payment without prejudice to any other rights or remedies which Company may have against Sublessee. Any payment, however designated, may be accepted by Company and applied against any part of Sublessee's then existing and then due Rent or other obligations owed Company.

7.           UTILITIES AND COMMON MAINTENANCE CHARGES

7.1.                      Sublessee shall contract directly, and pay promptly when due, directly to the appropriate utility company, for all utilities (hereinafter collectively referred to as the “Utilities”) used or consumed in or at the Premises.

7.2.                      Sublessee shall be responsible for any services associated with general cleaning of the Premises.

8.           SECURITY DEPOSIT

8.1           Sublessee has delivered to Company a Security Deposit of Twenty-Nine Thousand Seven Hundred Fifty ($29,750.00) Dollars representing four (4) months rent at $7,437.50 per month as set forth in Section 5.1 herein.  Upon the Commencement of the Term of this Sublease Agreement, Company shall hold said Security Deposit for the duration of the Term of this Sublease.  The Security Deposit shall be held by the Company as security for the full and faithful performance by Sublessee of all the Sublessee's terms, covenants and conditions of this Sublease Agreement, which Deposit shall be returned to Sublessee upon the expiration of this Sublease Agreement, provided Sublessee has faithfully performed all of the Sublessee's terms, covenants and conditions set forth in this Sublease Agreement and the Prime Lease.  The Security Deposit shall be transferable to the benefit of any successor or assignee of Sublessee or the Company.  In the event of Sublessee's default or failure to perform the terms, covenants or conditions of this Sublease Agreement or Prime Lease, the Company may draw upon the Security Deposit to recover any costs, liabilities or other amounts due and owing by the Sublessee.  In the event Company draws upon the Security Deposit for any such purpose, Sublessee shall replenish the full amount of the Security Deposit within ten (10) days of Sublessee’s receipt of written notice from Company.  The Security Deposit shall be segregated from Company funds in a separate interest bearing account and Sublessee and Company shall split the interest 50/50 at the end of the term.  Within thirty (30) days from the end of the Term, any amount of the security deposit not used to pay sums due and owing by Sublessee or used to make necessary repairs to the leased premises, should be returned to the Sublessee.

9.           INSURANCE ON PREMISES

9.1           During the term of this Sublease, Sublessee shall provide and maintain at Sublessee's sole expense:

a.           General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises, and the adjoining streets, sidewalks and passageways, with primary limits of not less than FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) with respect to bodily injury or death to any one person, not less than ONE MILLION DOLLARS ($1,000,000.00) with respect to any one accident, and not less than TWO HUNDRED THOUSAND DOLLARS ($200,000.00) with respect to  property, damage, with combined limits a d excess (umbrella) liability of not less than ONE MILLION DOLLARS ($1,000,000.00) with respect to any one accident; and

b.           Workmen's compensation insurance or comparable insurance under applicable laws covering all persons employed in connection with any work done on or about the Premises with respect to which claims for death or bodily injury could be asserted against the Prime Lessor, Company, Sublessee or the Premises; and

c.           Such other insurance upon or with respect to the Premises or the operation thereof in such amounts and against such other insurable hazards as are at the time commonly obtained in the case of property similar to the Premises; and

d.           In the event and to the extent that the Prime Lease shall require any insurance coverage not hereinbefore described and/or insurance coverage in limits higher than those hereinbefore described, Sublessee, at Sublessee's sole cost and expense, shall keep and maintain in force during and with respect to the Term of this Sublease all such insurance (both as to types of coverage and limits) as may be required under the Prime Lease.

9.2.                      All such insurance shall be written by companies of recognized financial standing which are authorized to do insurance business in the state in which the Premises are located, and such insurance shall name as the insured parties Company, Sublessee and the Prime Lessor (as their respective interests may appear). Company shall not be required to prosecute any claim against or to contest any settlement proposed by, any insurer; provided, that Sublessee may, at its expense, prosecute any such claim or contest any such settlement, and in such event Sublessee may bring such prosecution or contest in the name of Sublessee, and Company will join therein at Sublessee's expense and written request upon the receipt by Company of an indemnity from Sublessee in form and substance satisfactory to Company against any and all costs, liabilities and expenses in connection with such prosecution or contest.

9.3.                      In the event any damage to or destruction of the Premises shall occur, the provisions of the Prime Lease with respect to damage or destruction shall apply. In the event the Prime Lease is silent in this respect, then insurance claims by reason of damage to or destruction of any portion of the Premises, shall be adjusted by Sublessee at the election of Company, but Company shall, at its expense, have the right to join with Sublessee in adjusting any such loss. The entire amount of any proceeds paid pursuant to a claim shall be payable to Company. The entire amount of any proceeds paid to Company shall be delivered to Sublessee from time to time as the work of rebuilding, replacing and repairing the damage or destruction progresses and evidence is furnished by Sublessee of such rebuilding, replacement and repair of an amount at least equal to the proceeds to be paid to Sublessee. If any proceeds of such insurance remain after final payment has been made to Sublessee for such rebuilding, replacement and repair, such remaining proceeds shall be retained by Company.

9.4.                      Every policy required by this Section 11 shall contain an agreement by the insurer that it will not cancel or modify such policy except after sixty (60) days' prior written notice sent by registered mail to Company, and that any loss otherwise payable thereunder shall be payable notwithstanding any change in title or other ownership of the Premises. Sublessee shall submit to Company a letter or binder for all the insurance coverage required hereunder at the time it executes this Sublease and shall submit to Company copies of insurance policies or certificates of insurance demonstrating Sublessee's full performance of its insurance obligations under this Sublease, together with proof of premium payment, within thirty (30) days following the execution of this Sublease or as soon as reasonably possible if such thirty day time period cannot be achieved. Thereafter, Sublessee shall submit to Company copies of renewal policies or renewal certificates with proof of premium payment at least fifteen (15) days before the expiration of such policies. Company's receipt of information whether or not evidence of coverage, shall not affect the respective rights and duties of Company and Sublessee as they are stated herein.

10.           INDEMNIFICATION

10.1.                      Except in the event of Company’s negligence or willful misconduct, Sublessee agrees to pay, and to protect, indemnify and save harmless Company from and against any and all liabilities, losses, damages, costs, expenses (including, without implied limitation, all reasonable attorneys' fees and expenses of Company), causes of action, suits, claims, demands or judgments of any nature whatsoever, arising from (a) any injury to, or the death of, any persons or any damage to property on the Premises or upon adjoining sidewalks, streets, or ways, or in any manner growing out of or connected with the use, condition or occupation of the Premises or any part thereof by Sublessee, or resulting from the condition thereof caused by Sublessee or of adjoining sidewalks; and (b) violation by Sublessee of any term or provision of this Sublease; (c) violation by Sublessee of any term or provision of the Prime Lease made applicable to Sublessee pursuant to this Sublease Agreement; and (d) violation by Sublessee of any contract or agreement to which Sublessee is a party; and (e) violation by Sublessee of any restriction, statute, law, ordinance or regulation, affecting the Premises or any part thereof or the ownership, occupancy or use thereof. The obligations of Sublessee under this Section 10 relating to events occurring during the term of this Sublease shall survive the expiration or other termination of this Sublease.

10.2                      Except in the event of Sublessee’s negligence or willful misconduct, Company agrees to pay, and to protect, indemnify and save harmless Sublessee from and against any and all liabilities, losses, Damages, costs, expenses (including without implied limitation, all reasonable attorneys’ fees and expenses of Sublessee), causes of action, suits, claims, demands or judgments of any nature whatsoever, arising from (a) any injury to, or death of any persons or any damage to property on the Premises or upon adjoining sidewalks, streets , or ways, resulting from a condition caused by Company; (b) violation by Company of any term or provision of this Sublease Agreement; or (c) violation by Company of any term or provision of the Prime Lease which is applicable to Company.

11.           MAINTENANCE

11.1.                      Except as otherwise provided herein, Sublessee shall at all times maintain the Premises in the condition as set forth in the Prime Lease.

12.           ALTERATIONS AND/OR REMODELS

12.1.                      Sublessee shall have the right to make alterations or additions to the Premises as set forth in the Prime Lease, pending approval from Prime Lessor as provided in the Prime Lease.

13.           CONDEMNATION

13.1.                      In the event of any condemnation involving the Premises, the provisions of the Prime Lease shall govern.

14.           DUTIES AND RIGHTS UNDER PRIME LEASE

14.1.                      Sublessee shall not do or allow to be done any act or omission, on its part or on the part of any of its officers, directors, agents, servants or employees which would adversely affect Company's rights, privileges, powers and immunities under the Prime Lease or which would be contrary to the requirements of the Prime Lease. Any and all rights held by Prime Lessor under the Prime Lease shall be deemed to be held by and to enure to the benefit of Company for purposes of this Sublease, and Company may exercise any or all such rights as if Company were the Prime Lessor.

15.           ASSIGNMENT AND SUBLETTING

15.1.                      Upon satisfaction of the conditions stated in the Prime Lease, Sublessee shall have the right from time to time without consent of Company to sublet, assign or transfer any interest in all or any part of the Premises to a parent, subsidiary, or affiliate or franchisee of Sublessee or franchisee of Sublessee's parent, subsidiary or affiliate or to a corporation resulting from consolidation or merger or in connection with the sale or substantially all of the assets of Sublessee including this Sublease, provided that Sublessee is current in all obligations under the Prime Lease.  Subject to the terms and conditions of the Prime Lease, Sublessee shall have the right to enter into any other assignment, sub-sublease, or transfer of Sublessee's interest in all or any part of the Premises with Company's prior written consent, which consent shall not be unreasonably withheld. No assignment, sub-sublease, or transfer made shall affect or reduce any of the obligations of Sublessee hereunder, and all such obligations shall continue in full effect.

16.           REMOVAL OF SUBLESSEE'S PROPERTY

16.1.                      On or before the last day of this Sublease, Sublessee may remove from the Premises all furniture, trade fixtures, equipment and other property belonging to Sublessee (hereinafter referred to as Sublessee's Property).  Any damage to the Premises caused by such removal of Sublessee's Property shall be repaired to the Company's reasonable satisfaction; in no event shall Sublessee's Property which has become permanently affixed to the Premises be removed.

16.2.                      At the termination of this Sublease, Sublessee shall remove Sublessee's Property from the Premises.  If Sublessee has not removed Sublessee's Property, Company may, solely as its option, either (a) retain Sublessee's Property at its own without liability therefor and without compensating Sublessee therefor; or (b) remove Sublessee's Property from the Premises, the costs and expense for such to be for Sublessee's account, which shall be paid in full by Sublessee immediately upon demand by Company, offset against the Security Deposit, or both, to the extent necessary to fully pay said costs and expense. If this Sublease is terminated by reason of default by Sublessee, then Company shall have the option with respect to Sublessee's Property as set forth in the immediately preceding sentence.

17.           ACCESS TO PREMISES

17.1.                      Company, its agents, servants and employees may enter the Premises upon reasonable notice to Sublessee, which may be oral, for the purpose of inspecting the Premises or for the purpose of exercising Company's rights and remedies under this Sublease or under law provided Company does not interfere with Sublessee’s use and enjoyment of the Premises.

17.2.                      Any access to the Premises by Company shall be during normal business hours (except in case of emergency) and Company shall use its best efforts not to interfere with Sublessee's business.

18.           DEFAULT, TERMINATION AND REMEDIES OF SUBLESSOR.

18.1.                      Sublessee shall be in default of this Sublease if at any time there shall occur any of the events of default defined in the Prime Lease provided such event of default was caused by the action or inaction of the Sublessee, or if Sublease shall fail to perform any of the covenants, conditions or obligations of this Sublease and such failure continues for ten (10) days after Sublessee receives written notice of such default for monetary obligations and thirty (30) days after Sublessee receives written notice of such default for all other obligations.   However, if said default shall be of such a nature that it cannot reasonably be cured or remedied within said 30-day period, same shall not be deemed a default if Sublessee shall have commenced in good faith the curing or remedying of such default within such 30 day period and shall thereafter continuously and diligently proceed therewith to completion.  In the event any such default, Company shall be entitled to the same remedies as Prime Lessor under the Prime Lease.

19.           SURRENDER OF POSSESSION BY SUBLESSEE

19.1.                      Upon either the expiration of the term of the Prime Lease, or upon the earlier termination of this Sublease, at any time and for any reason, Sublessee promptly and peaceably shall surrender to the Company the Premises, in the same condition as at the Commencement Date, ordinary wear and tear and damage by casualty (to the extent Company receives proceeds of insurance proceeds) excepted.

20.           COMPANY'S WAIVER

20.1.                      Company's failure at any time or from time to time to require strict compliance by Sublessee with this Sublease shall neither waive nor prejudice Company's continued right to insist upon the due and timely performance of this Sublease and to avail itself of all remedies provided by law or by this Sublease.

21.           GOVERNING LAW

21.1.                      The law applicable to the performance of this Sublease shall be the Law of the State of New Jersey.

22.           RECORDING OF NOTICE

22.1.                      The Sublessee shall not record this Sublessee.

23.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY

23.1 The Company is not in default under the Prime Lease and all sums due and owing the Prime Lessor have been paid;

23.2.  There is no continuing uncured event of default by the landlord under the Prime Lease;

23.3.  The Company shall timely pay all sums due and owing to the Prime Lessor under the Prime Lease throughout the term of the Sublease; and

23.4.  That the Company owns the personal property it is leasing to the Sublessee and that such personal property is free of liens and claims by other parties.

24.           SUBLESSEE'S INSPECTION

24.1.                      Sublessee warrants and covenants that Sublessee has made all necessary or desirable examinations, inspections and inquiries regarding the Premises and has consulted with such professional advisors as Sublessee deems necessary or desirable to satisfy Sublessee at Sublessee's discretion and on Sublessee's own initiative, that the Premises are acceptable to Sublessee, that this Sublease is lawful in substance and in form, and that Sublessee is financially prepared to assume any and all risks and obligations of any kind that may be involved in becoming Sublessee. EXCEPT AS OTHEREWISE PROVIDED HEREIN, SUBLESSEE HEREBY ACCEPTS THE PREMISES AS IS WITH NO REPRESENTATION OR WARRANTY OF COMPANY AS TO THE CONDITION THEREOF, PURSUANT TO SUBLESSEE’S WALK-THROUGH.  The Company warrants that the security system is in good working order prior to Sublessee’s walk-through.

25.           NO OTHER ASSURANCES

25.1.                      Sublessee makes this Sublease in reliance upon its provisions and upon the provisions of the Prime Lease, including any amendments, supplements and extensions, and not in reliance upon any alleged assurances, representations and warranties made by Company, its officers, directors, agents, servants or employees.

26.           BROKERS

26.1.                      The Company shall pay for all real estate brokerage commissions in connection with this transaction and indemnify and hold Sublessee harmless from any claims of brokers or other parties claiming a commission or compensation in connection with this Sublease Agreement.

27.           NOTICES

27.1.                      Where this Sublease requires notices to be given, except where it expressly provides to the contrary, all such notices shall be in writing and (except for those that are delivered by hand) shall be deemed given the next day when mailed by certified mail, postage prepaid or sent by nationally recognized overnight courier (such as Federal Express or UPS) with a delivery receipt, or when sent by telefax or telegram, addressed to the party entitled to receive the notice at his or its address stated below, or at such other address as the party to receive the notice last may have designated for such purpose by notice given to the other party. Any notice given by telefax or telegraph shall be confirmed by certified mail.
COMPANY

BioWa, Inc.
Suite 101
212 Carnegie Center
Princeton, NJ 08540
Attn:  President and CEO

SUBLESSEE

DOR BioPharma, Inc.
850 Bear Tavern Road
Ewing, NJ 08628
Attn: President and CEO

28.           MISCELLANEOUS

28.1.                      When the sense so requires, words of any gender used in this Sublease shall be held to include any other gender and words in the singular shall be held to include the plural.  Sublessee shall include the heirs, executors, administrators and personal representatives of any individual Sublessee as well as Sublessee's assigns (subject to Company's prior written consent) and the successor of any incorporated Sublessee unless the context precludes such construction. The captions or headings of particular paragraphs or parts of this Sublease are inserted for convenience only and shall not affect the meaning of this Sublease as a whole, or any paragraph or any part of it.

28.2.                      No alleged modifications, termination or waiver of this Sublease shall be binding unless it is set out in writing and signed by the party against whom or which it is sought to be enforced. Any document or writing to be binding on Company, whether this Sublease or any amendment, supplement or extension, must be signed by both Sublessee and Company, the latter acting through its President or a Vice President.

28.3.                      If any term or provision of this Sublease or the application hereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, nor shall the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable be affected thereby.

29.           SOLE UNDERSTANDING OF PARTIES

29.1.                      This Sublease contains the entire understanding between the parties with respect to its subject matter, the Premises, and all aspects of the relationship between Sublessee and Company.

30.	DEFAULTS BY COMPANY

30.1.  If Company should be in default in the performance of any of its obligations under this Sublease, or the Prime Lease, which default continues for a period of more than fifteen (15) days after receipt of written from Sublessee for a monetary default and thirty (30) days after receipt of written notice from Sublessee for a  non-monetary default which notice specifies such default, or in the case of a non-monetary default if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Company has not undertaken procedures to cure the default within such thirty (30) day period and diligently pursued such efforts to complete such cure), Sublessee may, in addition to any other remedy available at law or in equity at its option, upon written notice, incur any reasonable expense necessary to perform the obligation of Company specified in such notice and deduct such expense from the Rent or other charges next becoming due.  Notwithstanding the foregoing, if Sublessee’s possession of the Premises is threatened due to the Prime Lessor filing an eviction or similar proceeding against the Company or similar proceeding and the filing of such proceeding was not caused by the Sublessee’s default under this Sublease Agreement, then Sublessee may, in addition to any other remedy available to it at law or in equity, terminate this Sublease Agreement upon delivering written notice to Company.

IN WITNESS WHEREOF, Company and Sublessee have caused this Agreement to be executed as of the day and year first above written.

COMPANY:
BioWa, Inc.

By:/s/ Masamichi Koike
      Masamichi Koike, Ph.D.
      President and CEO

Witness:   _________________________

Name:  __________________________

SUBLESSEE:
DOR BioPHARMA, INC.

By:	Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and CEO

Witness:   _________________________

Name:  __________________________

EXHIBIT A

Exhibit B

OFFICE INVENTORY - 29 Emmons Drive, Princeton, NJ

A.  All window blinds will remain in every room and they are all in good working order

B.  The Ultra-Pur walter filtration system will remain if the subleesee would like to  pick up the cost.  I will provide this info this afternoon.

C.  Keys will be provided wherever possible.

Furniture Staying	Leaving
Office 1 L-Shaped Desk w/ left return 2 Draw lateral file cabinet with top Open Hutch (2 shelves) 1 Chair for Guest Waste Basket Standard Chair Corkboard on wall	Office 1 Leather Chair - will be replaced with a Standard desk chair as specified in Furniture Staying Heater Computer Equipment: - Speakers - Monitor - Printer
Office 2 L-Shaped Desk w/ left return Bookcase w/ 3 Shelves 2 Chairs for Guest Whiteboard on wall Waste Basket Standard Chair Corkboard on wall	Office 2 Leather Chair - will be replaced with a Standard desk chair as specified in Furniture Staying Computer Equipment: - Speakers - Monitor - Printer
Office 3 U-Shaped Desk w/ right return and Top hutch (4 doors) 3 Shelf Bookcase 2 Chairs for Guest 1 Standard Chair Waste Basket Corkboard on wall	Office 3 Computer Equipment: - Speakers - Monitor - Printer
Office 4 L-Shaped Desk w/ left return and keyboard holder 4 Shelf Bookcase 1 Chair for Guest Waste Basket Corkboard on wall	Office 4 Computer Equipment: - Speakers - Monitor - Printer
CEO - Office 5 2 Desks 2 Chairs 2 Drawer lateral file cabinet Full Coat Closet Full Closet	CEO - Office 5 Computer Equipment: - Speakers - Monitor - Printer No corkboard
Copy Station 4 Draw off white cabinet Floor Mat Chair 2 File Cabinets outside the area 1 3-Draw grey cabinet on wheels Waste Basket	Copy Station Copier No corkboard
Office 6 L-Shaped Desk w/left return 2 Chairs for Guest 2 Shelf top hutch w/2 draw lateral cabinet Waste basket 1 Standard Chair	Office 6 Computer Equipment: - Speakers - Monitor - Printer No corkboard
Office 7 L-Shaped Desk w/right return 2 Shelf top hutch w/2 draw lateral Cabinet Waste basket 3 Chairs outside Office 7	Office 7 Computer Equipment - Speakers - Monitor - Printer No corkboard
Office 8 L-Shaped Desk w/right return Credenza/Bookcase - 5 Shelf 3 Chairs for Guest 2 Drawer off white file cabinet Corkboard on wall	Office 8 Computer Equipment - Speakers - Monitor - Printer
Office 9 L-Shaped Desk w/left return 2 5-Shelf bookcases 1 Guest Chair Corkboard on wall 2 Door cabinet	Office 9 Computer Equipment - Speakers - Monitor - Printer
Server Room 2 Chairs Circuit Panels	Server Room All computer equipment Safe Server Equipment
Office 10 - Server Room Office 2 Draw grey cabinet with no top 2 Desks 3 Chairs	Office 10 - Server Room Office Computer Equipment - Speakers - Monitor - Printer
Office 11 L-Shaped Desk w/right return 2 Chairs for Guest 5 Shelf bookcase Cart Waste Basket Corkboard on wall	Office 11 Computer Equipment - Speakers - Monitor - Printer
Office 12 L-Shaped Desk w/right return 2 Chairs 2 Waste baskets 2 Corkboards on wall	Office 12 Computer Equipment - Speakers - Monitor - Printer
Closet #1 Hangers	Closet #1
Closet #2	Closet #2 Cleaning Stuff
Large Conference Room Table (approx. 3’x8’) 4 Door Credenza 8 Chairs 3 Informal Chairs Whiteboard w/ Printer Drop-down Screen	Large Conference Room Speakers
Small Conference Room Table (approx. 2-1/2’ x 6’) 4 Door Credenza 6 Chairs Rectangular Table Whiteboard w/ Printer Round Table 2 3-Drawer Cabinets outside Conference Room #2	Small Conference Room
Kitchen Table 4 Chairs Corkboard on wall Clock Microwave Keurig Premium Single Coffee Maker Fire Extinguisher Waste Basket	Kitchen
3 Work Stations 3 L-Shaped Desks 2 Wall cabinets (1 on each wall) 3 Chairs Whiteboard on wall Sonitrol Security System on 1 off hiwte cart on wheels, with (1) Monitor (monitor on wall)	3 Work Stations Computer Equipment - Speakers - Monitor - Printer Color Scanner
Reception Area L-Shaped Desk w/bar top and keyboard holder Chair 2 End Tables 2 Chairs 1 Fire Extinguisher on wall Sonitrol Security System with (1) Monitor	Reception Area Computer Equipment - Speakers - Monitor - Printer
Storage/File Area (next to kitchen) 4 Grey Metal Shelves (3 w/7 shelves and 1 w/6 shelves)	Storage/File Area Footstand
Middle Wall Mail Slots Off white Cabinet Library Stand w/5 draws 2 5-Drawer off white File Cabinets 1 2-Drawer off white File Cabinets	Middle Wall
2 Black 5-Drawer File Cabinets 1 Tall Cabinet w/6 shelves 1 4-Drawer Short off white File Cabinet